EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of this ___ day of __________, 1998, by and between Ben Franklin Financial, Inc. (the "Holding Company") and Ronald P. Pedersen (the "Employee").

         WHEREAS, the Employee is currently serving as President and Chief Executive Officer of Ben Franklin Bank of Illinois (the "Bank") pursuant to an employment agreement between the Bank and the Employee dated ____________ ___, 1998 (the "Prior Employment Agreement"); and

         WHEREAS, the Bank has adopted a plan of conversion whereby the Bank will convert to capital stock form as the subsidiary of the Holding Company subject to the approval of the Bank's members and the Office of Thrift Supervision (the "Conversion"); and

         WHEREAS, the Employee has agreed that the Prior Employment Agreement shall terminate when this Agreement becomes effective; and

         WHEREAS, the board of directors of the Holding Company ("Board of Directors") recognizes that, as is the case with publicly held corporations generally, the possibility of a change in control of the Holding Company and/or the Bank may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of key management personnel to the detriment of the Bank, the Holding Company and their respective stockholders; and

         WHEREAS, the Board of Directors believes it is in the best interests of the Holding Company to enter into this Agreement with the Employee in order to assure continuity of management of the Holding Company and to reinforce and encourage the continued attention and dedication of the Employee to the Employee's assigned duties without distraction in the face of potentially disruptive circumstances arising from the possibility of a change in control of the Holding Company or the Bank, although no such change is now contemplated; and

         WHEREAS, the Board of Directors has approved and authorized the execution of this Agreement with the Employee to take effect as stated in
Section 2 hereof;

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein, it is AGREED as follows:

         1.  Definitions.

                  (a) The term "Change in Control" means (1) an event of a nature that (i) results in a change in control of the Bank or the Holding Company within the meaning of the Home Owners' Loan Act of 1933 and 12 C.F.R.
Part 574 as in effect on the date hereof; or (ii) would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); (2) any person (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act),

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directly  or  indirectly  of  securities  of the  Bank  or the  Holding  Company representing 20% or more of the Bank's or the Holding Company's outstanding securities; (3) individuals who are members of the board of directors of the Bank or the Holding Company on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company's stockholders was approved by the nominating committee serving under an Incumbent Board, shall be considered a member of the Incumbent Board; or (4) a reorganization, merger, consolidation, sale of all or substantially all of the assets of the Bank or the Holding Company or a similar transaction in which the Bank or the Holding Company is not the resulting entity. The term "Change in Control" shall not include an acquisition of securities by an employee benefit plan of the Bank or the Holding Company or the acquisition of securities of the Bank by the Holding Company in connection with the Conversion. In the application of 12 C.F.R. Part 574 to a determination of a Change in Control, determinations to be made by the OTS or its Director under such regulations shall be made by the Board of Directors.

                  (b) The term "Commencement Date" means the date of completion of the Conversion.

                  (c) The term "Date of Termination" means the date upon which the Employee ceases to serve as an employee of the Holding Company.

                  (d) The term "Involuntary Termination" means termination of the employment of Employee without the Employee's express written consent, and shall include a material diminution of or interference with the Employee's duties, responsibilities and benefits as President and Chief Executive Officer of the Holding Company and the Bank, including (without limitation) any of the following actions unless consented to in writing by the Employee: (1) a change in the principal workplace of the Employee to a location outside of a 30 mile radius from the Bank's headquarters office as of the date hereof; (2) a material demotion of the Employee; (3) a material reduction in the number or seniority of other personnel reporting to the Employee or a material reduction in the frequency with which, or in the nature of the matters with respect to which, such personnel are to report to the Employee, other than as part of a Bank- or Holding Company-wide reduction in staff; (4) a material adverse change in the Employee's salary, perquisites, benefits, contingent benefits or vacation, other than as part of an overall program applied uniformly and with equitable effect to all members of the senior management of the Bank or the Holding Company; and
(5) a material permanent increase in the required hours of work or the workload of the Employee. The term "Involuntary Termination" does not include Termination for Cause or termination of employment due to retirement, death, disability or suspension or temporary or permanent prohibition from participation in the conduct of the Bank's affairs under Section 8 of the Federal Deposit Insurance Act ("FDIA").

                  (e) The terms "Termination for Cause" and "Terminated for Cause" mean termination of the employment of the Employee because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic

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violations or similar  offenses) or final  cease-and-desist  order,  or material breach of any provision of this Agreement. The Employee shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to the Employee a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors at a meeting of the Board called and held for such purpose (after reasonable notice to the Employee and an opportunity for the Employee, together with the Employee's counsel, to be heard before the Board), stating that in the good faith opinion of the Board the Employee has engaged in conduct described in the preceding sentence and specifying the particulars thereof in detail.

         2. Term. The term of this Agreement shall be the period of three years commencing on the Commencement Date unless extended as provided herein and subject to earlier termination as provided herein. Beginning on the first anniversary of the Commencement Date and on each anniversary thereafter, the term of this Agreement shall be extended for a period of one year in addition to the then-remaining term, provided that (1) the Holding Company has not given notice to the Employee in writing at least 60 days prior to such date that the term of this Agreement shall not be extended further; and (2) prior to such date, the Board of Directors explicitly reviews and approves the extension. Reference herein to the term of this Agreement shall refer to both such initial term and such extended terms. Notwithstanding the foregoing, in the event that there is no net increase in operating profits of the Bank for two consecutive years, the Board of Directors may terminate this Agreement with no obligation to the Employee on the part of the Holding Company. The Employee agrees that, in consideration of the Holding Company's entering into this Agreement, immediately prior to the Commencement date, the Prior Employment Agreement shall terminate with no obligation to the Employee thereunder on the part of the Bank.

         3. Employment. The Employee is employed as President and Chief Executive Officer of the Holding Company and the Bank. As such, the Employee shall render administrative and management services for the Holding Company and its subsidiaries as are customarily performed by persons situated in similar executive capacities, and shall have such other powers and duties the Board of Directors may prescribe from time to time. To the extent that the Bank provides salary and other compensation and benefits to the Employee which he is entitled to receive under this Agreement, the Holding Company shall have no such obligation to the Employee.

         4.  Compensation.

                  (a) Salary. The Holding Company agrees to pay the Employee during the term of this Agreement an annual salary of $135,000. The amount of the Employee's salary shall be reviewed annually by the Board of Directors. Adjustments in salary or other compensation shall not limit or reduce any other obligation of the Holding Company under this Agreement. The Employee's salary in effect from time to time during the term of this Agreement shall not thereafter be reduced.

                  (b) Bonuses. The Employee shall be entitled to an annual bonus for fiscal years 1998, 1999 and 2000 payable within 30 days after the filing with the Securities and Exchange Commission of the Holding Company's Annual Report on Form 10-K (the "10-K") equal to 5% of the excess of (A) the Holding Company's net income for any such year as reported in the

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related 10-K over (B) $781,000 as calculated without regard to (i) any change in accounting principals after March 31, 1998, (ii) any extraordinary items, (iii) any gain or loss from the sale of securities, physical assets or deposits or
(iv) any other item, which, in the reasonable judgment of the Board of Directors, did not arise in the ordinary course of business.

                  (c) Expenses. The Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Employee in performing services under this Agreement in accordance with the policies and procedures applicable to the executive officers, provided that the Employee accounts for such expenses as required under such policies and procedures.

         5. Benefits.

                  (a) Participation in Retirement and Employee Benefit Plans. The Employee shall be entitled to participate in all plans relating to pension, thrift, profit-sharing, group life insurance, medical and dental coverage, education, and other retirement or employee benefits or combinations thereof, in which all executive officers participate; provided, however, that this section shall not require the Holding Company or the Bank to provide benefits which are duplicate of those already provided to the Employee by the Bank.

                  (b) Fringe Benefits. The Employee shall be eligible to participate in, and receive benefits under, any fringe benefit plans which are or may become applicable to all executive officers.

         6.   Vacations;   Leave.   The  Employee  shall  be  entitled  to  four
non-consecutive weeks of paid vacation, no more than two of which shall be consecutive.

         7. Termination of Employment.

                  (a) Involuntary Termination. The Board of Directors may terminate the Employee's employment at any time, but, except in the case of Termination for Cause, termination of employment shall not prejudice the Employee's right to compensation or other benefits under this Agreement. Except as provided in section 2 of this Agreement, in the event of Involuntary Termination other than in connection with or within 12 months after a Change in Control, the Holding Company shall, during the nine months following the Date of Termination, (1) pay to the Employee the Employee's salary at the rate in effect immediately prior to the Date of Termination, in such manner and at such times as such salary would have been payable if the Employee had continued to be employed under this Agreement, and (2) provide to the Employee health benefits as maintained for the benefit of executive officers from time to time during such periods; provided that, the Holding Company's obligations under this section 7(a) shall be reduced to the extent that the Employee earns salary and receives substantially similar health benefits from another employer during such period.

                  (b) Termination for Cause. In the event of Termination for Cause, the Holding Company shall pay the Employee the Employee's salary through the Date of Termination, and the Holding Company shall have no further obligation to the Employee under this Agreement.

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                  (c) Voluntary  Termination.  The Employee's  employment may be voluntarily terminated by the Employee at any time upon 60 days' written notice or such shorter period as may be agreed upon between the Employee and the Board of Directors. In the event of such voluntary termination, the Holding Company shall be obligated to continue to pay to the Employee the Employee's salary and benefits only through the Date of Termination, at the time such payments are due, and the Holding Company shall have no further obligation to the Employee under this Agreement.

                  (d) Change in Control. Except as provided in section 2 of this Agreement, in the event of Involuntary Termination in connection with or within 12 months after a Change in Control which occurs at any time while the Employee is employed under this Agreement, the Holding Company shall, subject to Section 8 of this Agreement, (1) pay to the Employee in a lump sum in cash within 25 business days after the Date of Termination an amount equal to 299% of the Employee's "base amount" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"); and (2) provide to the Employee during the remaining term of this Agreement such health benefits as are maintained for executive officers from time to time during the remaining term of this Agreement or substantially the same health benefits as were maintained for its executive officers immediately prior to the Date of Termination.

                  (e) Death; Disability. In the event of the death of the Employee while employed under this Agreement and prior to any termination of employment, the Employee's estate, or such person as the Employee may have previously designated in writing, shall be entitled to receive the salary of the Employee through the day on which the Employee died. If the Employee becomes disabled as defined in the Holding Company's or the Bank's then current disability plan, if any, or if the Employee is otherwise unable to serve as President and Chief Executive Officer of the Holding Company and the Bank, the Employee shall be entitled to receive group and other disability income benefits of the type, if any, then provided for executive officers.

                  (f) Temporary Suspension or Prohibition. If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the FDIA, 12 U.S.C. ss. 1818(e)(3) and (g)(1), the Holding Company's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Holding Company may in its discretion (i) pay the Employee all or part of the compensation withheld while its obligations under this Agreement were suspended and (ii) reinstate in whole or in part any of its obligations which were suspended.

                  (g) Permanent Suspension or Prohibition. If the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or (g)(1) of the FDIA, 12 U.S.C. ss. 1818(e)(4) and (g)(1), all obligations of the Holding Company under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.


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                  (h) Default of the Bank. If the Bank is in default (as defined in Section 3(x)(1) of the FDIA), all obligations under this Agreement shall terminate as of the date of default, but this provision shall not affect any vested rights of the contracting parties.

                  (i) Termination by Regulators. All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Bank: (1) by the Director of the Office of Thrift Supervision (the "Director") or his or her designee, at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the FDIA; or (2) by the Director or his or her designee, at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by any such action.

         8. Certain Reduction of Payments by the Bank.

                  (a) Notwithstanding any other provision of this Agreement, if the value and amounts of benefits under this Agreement, together with any other amounts and the value of benefits received or to be received by the Employee in connection with a Change in Control would cause any amount to be nondeductible by the Bank or the Holding Company for federal income tax purposes pursuant to
Section 280G of the Code, then amounts and benefits under this Agreement shall be reduced (not less than zero) to the extent necessary so as to maximize amounts and the value of benefits to the Employee without causing any amount to become nondeductible by the Bank or the Holding Company pursuant to or by reason of such Section 280G. The Employee shall determine the allocation of such reduction among payments and benefits to the Employee.

                  (b) Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. 1828(k) and any regulations promulgated thereunder.

         9.   Confidential   Information,    Covenant   Not   to   Compete   and
Non-Solicitation.

                  (a) Confidential Information. The Employee acknowledges that in the course of his employment, he will have access to and become informed of confidential and secret information which is a competitive asset of the Holding Company and its subsidiaries ("Confidential Information"), including, without limitation, (i) the terms of any agreement between the Holding Company or any subsidiary thereof and any employee, customer or supplier, (ii) pricing strategy, (iii) merchandising and marketing methods, (iv) product development ideas and strategies, (v) financial results, (vi) strategic plans and demographic anaylses, and (vii) any non-public information concerning the Holding Company or any of its subsidiaries, or their respective employees, suppliers or customers. The Employee agrees that he will keep all Confidential Information in strict confidence and will not make known, divulge, reveal, furnish, make available, or use any Confidential Information that could materially affect the operations,

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profitability  or reputation of the Holding  Company or any of its  subsidiaries
(except in the course of his regular authorized duties). The Employee may disclose information as required by law (after giving the Holding Company notice and opportunity to contest such requirement). The Employee's obligations under this Section 8 are in addition to, and not in limitation of or preemption of, all other obligations of confidentiality which the Employee may have to the
Holding  Company  and  its   subsidiaries   under  general  legal  or  equitable
principles.

                  (b) Return of Confidential Information. Except in the ordinary course of the business of the Holding Company and its subsidiaries, the Employee has not made, nor shall at any time following the date of this Agreement, make or cause to be made, any copies, pictures, duplicates, facsimiles or other reproductions or recordings or any abstracts or summaries including or reflecting Confidential Information. All such documents and other property furnished to the Employee by the Holding Company or any of its subsidiaries or otherwise acquired or developed by the Holding Company or any of its subsidiaries shall at all times be the property of the Holding Company or such subsidiary. Upon termination of the Employee's employment by the Bank, the Employee will return to the Holding Company or such subsidiary any such documents or other property of the Holding Company or such subsidiary which are in the possession, custody or control of the Employee.

                  (c) Non-Solicitation of Employees and Customers. Without the prior written consent of the Holding Company (which may not be unreasonably withheld), the Employee shall not at any time during the term of this agreement and during the two years following the Date of Termination in any capacity, on his own behalf or on behalf of any other firm, person or entity, undertake or assist in the solicitation (i) of any employee to terminate his or her employment with the Holding Company or any of its subsidiaries, or (ii) of any customer of the Holding Company or any subsidiary thereof to cease doing business with Holding Company or any of its subsidiaries.

                  (d) Non-Competition. In the event Employee voluntarily resigns, the Employee shall not, for a period equal to the lesser of one year from the date of termination, directly or indirectly, own, manage, operate or control, or participate in the ownership, management, operation or control of, or be employed by or connected in any manner with, any financial institution having an office located within five miles of any office of the Bank or any certificate thereof as of the date of termination. The provisions of this Section shall not prevent the Employee from purchasing, solely for investment, not more than five percent of any financial institution's stock or other securities which are traded on any national or regional securities markets.

         10.  No Assignments.

                  (a) This Agreement is personal to each of the parties hereto, and neither party may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party; provided, however, that the Holding Company shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Holding Company or the Bank, by an assumption agreement in form and substance satisfactory to the Employee, to expressly assume

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and agree to perform  this  Agreement  in the same manner and to the same extent that the Holding Company would be required to perform it if no such succession or assignment had taken place. Failure of the Bank to obtain such an assumption agreement prior to the effectiveness of any such succession or assignment shall be a breach of this Agreement and shall entitle the Employee to compensation in the same amount and on the same terms as the compensation pursuant to Section 7(d) hereof. For purposes of implementing the provisions of this Section 1(a), the date on which any such succession becomes effective shall be deemed the Date of Termination.

                  (b) This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amounts would still be payable to the Employee hereunder if the Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee or other designee or if there is no such designee, to the Employee's estate.

         11. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, to the Holding Company at its home office, to the attention of the Board of Directors with a copy to the Secretary of the Holding Company, or, if to the Employee, to such home or other address as the Employee has most recently provided in writing to the Holding Company.

         12. Amendments. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

         13. Headings. The headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

         14. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         15. Governing Law. This Agreement shall be governed by the laws of the United States to the extent applicable and otherwise by the laws of the State of Illinois.

         16. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.


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         IN WITNESS WHEREOF,  the parties have executed this Agreement as of the day and year first above written.

         THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

                                            HOLDING COMPANY

                                            ------------------------------------
                                            By:
                                            Its:




                                            ------------------------------------
                                            Ronald P. Pederson


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